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Exhibit 23.1

Consent Of Independent Accountants

        We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 27, 2002, except as to paragraphs 3 and 4 of Note 1, which are as of December 24, 2002, relating to the consolidated financial statements, which appears in such registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Seattle, Washington
December 24, 2002

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  Exhibit 23.1